Exhibit 23.1






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-96995, 33-14758, 33-60095 and 33-60099) of
Hecla Mining Company and subsidiaries of our report dated February 1, 2005 relating to the financial statements of Greens Creek Joint Venture, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
Salt Lake City, Utah
June 20, 2005